UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2016

HOMELAND ENERGY SOLUTIONS, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2779 Highway 24, Lawler, Iowa	52154
	(Address of principal executive offices)	(Zip Code)

(563) 238-5555
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On December 3, 2015, Homeland Energy Solutions, LLC (the "Company") executed a consulting agreement with Cornerstone Resources LLC (the "Agreement"). Pursuant to the Agreement, Cornerstone Resources provides the services of James Broghammer to serve as the President and CEO of the Company. On September 29, 2016, the Company and Cornerstone Resources agreed to amend and restate the Agreement to extend the term of the Agreement and revise the bonus compensation paid to Mr. Broghammer pursuant to the Agreement. The term of the Agreement was extended until December 31, 2016, with an optional extension of the Agreement for an additional six months, unless either party elects to terminate the Agreement as of December 31, 2016. Cornerstone Resources will be compensated on a flat fee basis per day of services provided. Cornerstone Resources is entitled to reimbursement of certain out of pocket expenses incurred pursuant to the Agreement. Mr. Broghammer is entitled to participate in the Company's Executive Bonus Compensation Plan subject to the restrictions set forth in the Agreement.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: September 30, 2016	/s/ David A. Finke
David A. Finke
Treasurer/Chief Financial Officer
(Principal Financial and Accounting Officer)